UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: November 21, 2003

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue, Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

ITEM 11.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Tribune Company (“Tribune”) is implementing a new Retirement and Savings Benefits Plan (the “New Plan”) scheduled to take effect on January 1, 2004. In order to facilitate the transition to the New Plan, plan participants and beneficiaries will be prohibited from effecting certain transactions in Tribune common stock held in the New Plan and in the following existing plans at various times during the period beginning at 3:00 p.m. Central Time on December 26, 2003 and ending at 6:00 a.m. Central Time on January 7, 2004:

Tribune Company Defined Contribution Retirement Plan
Tribune Broadcasting Retirement Plan
Tribune Company Savings Incentive Plan
Times Mirror Savings Plus Plan
Chicago Tribune Tax Deferred Investment Plan for Machinists
WPIX Inc. Hourly Employees' Retirement Plan
KTLA Inc. Hourly Employees' Retirement Plan
Tribune Company Employee Stock Ownership Plan
Times Mirror Employee Stock Ownership Plan
KPLR 401(k) Plan

Trading restrictions include loan transactions, distributions (including hardship withdrawals), fund election and contribution changes, fund transfers, fund reallocations and ESOP diversification transactions.

Tribune received notice, as required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, of the temporary trading suspension from the Tribune Company Employee Benefits Committee, the plan administrator for each of the above plans, on November 17, 2003. Notice of the temporary trading suspension has been sent to all affected plan participants and beneficiaries.

The temporary trading suspension qualifies as a “blackout period” under Regulation BTR promulgated pursuant to Section 306(a)(3) of the Sarbanes-Oxley Act of 2002. Notice of this blackout period has also been sent to Tribune’s directors and executive officers.

Inquiries concerning the blackout period should be directed to Crane H. Kenney, Tribune’s Senior Vice President, General Counsel and Secretary, or Mark W. Hianik, Tribune’s Vice President, Assistant General Counsel and Assistant Secretary, at 435 North Michigan Avenue, Chicago, Illinois 60611 or (312) 222-9100.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: November 21, 2003	/s/ Mark W. Hianik Mark W. Hianik Vice President, Assistant General Counsel & Assistant Secretary